Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
James E. Lauter
Senior Vice President & Chief Financial Officer
T: (561) 682-7561
E: James.Lauter@hlss.com

Home Loan Servicing Solutions, Ltd. Reports EPS of $0.49 and Net Income of $34.9 Million in the Third Quarter of 2013 and Declares Dividends of $0.15 per Ordinary Share for October, November and December 2013

George Town, Grand Cayman, October 17, 2013 (GLOBE NEWSWIRE) – Home Loan Servicing Solutions, Ltd. (“HLSS” or the “Company”) (NASDAQ: HLSS) today reported net income of $34.9 million, or $0.49 per ordinary share, for the third quarter of 2013. Additionally, the Company’s Board of Directors today declared monthly dividends of $0.15 per ordinary share for October, November and December 2013.

“The asset purchase from Ocwen completed on July 1, 2013 fully deployed the proceeds from our June term loan and equity issuances and nearly doubled the unpaid principal balance of our portfolio,” said President and CEO John Van Vlack. “The earnings from this accretive acquisition fueled growth in EPS despite the somewhat higher prepayment rate on assets recently boarded on Ocwen’s platform which resulted in an overall annualized prepayment rate of 13.7% in the third quarter. Loss mitigation activities on new portfolios often result in higher initial prepayment speeds but ultimately will result in lower default related prepayments.”

“Our capital structure continues to focus on committed fixed rate match funded term notes without exposure to repo or mark-to-market risk” said Chairman William Erbey. “The conservative way we finance our business complements our limited asset valuation exposure and highlights the attractiveness of HLSS’ earnings and dividend yield.”

Third quarter business performance highlights:

•	On July 1, 2013, used the proceeds from the second quarter issuance of ordinary shares and senior secured term note facility to purchase mortgage servicing assets related to non-agency mortgage loans with UPB of $83.3 billion from Ocwen;

•	On August 8, completed the issuance of $200 million one-year and $200 million three-year term notes. Issuance of these notes allowed us to reduce the borrowings on all classes of our variable funding notes;

•	On August 30, renewed our variable funding notes at improved terms;

•	On September 18, completed the issuance of $350 million one-year term notes. Issuance of these notes allowed us to reduce borrowings on all classes of our variable funding notes;

•	On September 26, placed a new money market note at a reduced interest rate and amended the related draw note to reduce the interest rate; and

•	There was no change in servicing asset valuation during the quarter.

For more information on prior releases and SEC Filings, please refer to the “Shareholders” section of our website at www.hlss.com.

HLSS is an internally-managed owner of non-agency mortgage servicing assets with historically stable valuations and cash flows. HLSS’ assets are predominately mortgage servicing advances that, along with the related servicing rights, are over-collateralized 25 times by residential real estate. HLSS’ objective is to generate stable, recurring fee-based earnings and dividends throughout the economic cycle. For more information, visit www.hlss.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest rates, governmental regulations and policies, availability of adequate and timely sources of liquidity, our ability to maintain our PFIC status, real estate market conditions and other risks detailed in HLSS’ reports and filings with the Securities and Exchange Commission. The forward looking statements speak only as of the date they are made and should not be relied upon. HLSS’ undertakes no obligation to update or revise the forward-looking statements.

The following table presents our condensed consolidated results of operations in accordance with U.S. GAAP (“GAAP”) reconciled to our internally reported financial results. Accordingly, adjustments are made to reflect Servicing fee revenue, Servicing expense and Amortization expense on a gross rather than a net basis.

We believe the presentation of these non-GAAP performance measures may provide additional meaningful comparisons between current results and results in prior periods. Our income from operations as presented in our Management Reporting shown below should be considered in addition to, and not as a substitute for, income from operations determined in accordance with GAAP.

For the three months ended September 30, 2013:	Condensed Consolidated Results (GAAP)	Adjustments	Management Reporting (Non- GAAP)
Revenue
Servicing fee revenue	$—	$200,838	$200,838
Interest income – notes receivable – Rights to MSRs	74,204	(74,204)	—
Interest income – other	697	—	697
Related party revenue(1)	491	—	491

Total revenue	75,392	126,634	202,026

Operating expenses
Compensation and benefits	2,109	—	2,109
Servicing expense	—	102,040	102,040
Amortization of MSRs	—	24,594	24,594
Related party expenses (2)	228	—	228
General and administrative expenses	1,275	—	1,275

Total operating expenses	3,612	126,634	130,246

Income from operations	$71,780	$—	$71,780

(1)	Revenue earned as part of our Professional Services Agreement with Ocwen.
(2)	Expenses incurred as part of our Professional Services Agreement and Administrative Agreement with Ocwen and Altisource, respectively.

HOME LOAN SERVICING SOLUTIONS, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share data)

(UNAUDITED)

	Three months		Nine months
For the periods ended September 30,	2013	2012	2013	2012
Revenue
Interest income – notes receivable – Rights to MSRs	$74,204	$14,017	$168,626	$27,542
Interest income – other	697	146	896	283

Total interest income	74,901	14,163	169,522	27,825
Related party revenue	491	669	1,458	1,664

Total revenue	75,392	14,832	170,980	29,489

Operating expenses
Compensation and benefits	2,109	1,152	4,877	2,442
Related party expenses	228	227	680	525
General and administrative expenses	1,275	557	2,654	1,340

Total operating expenses	3,612	1,936	8,211	4,307

Income from operations	71,780	12,896	162,769	25,182

Other expense
Interest expense	36,080	6,252	74,356	12,507

Total other expense	36,080	6,252	74,356	12,507

Income before income taxes	35,700	6,644	88,413	12,675
Income tax expense	777	72	816	149

Net income	$34,923	$6,572	$87,597	$12,526

Earnings per share
Basic	$0.49	$0.37	$1.42	$1.04

Diluted	$0.49	$0.37	$1.42	$1.04

Weighted average ordinary shares outstanding
Basic	71,016,771	17,581,593	61,812,369	12,008,394
Diluted	71,016,771	17,581,593	61,812,369	12,008,394
Dividends declared per share	$0.45	$0.30	$1.25	$0.68

HOME LOAN SERVICING SOLUTIONS, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

(UNAUDITED)

	September 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$76,832	$76,048
Match funded advances	5,925,128	3,098,198
Notes receivable – Rights to MSRs	643,595	303,705
Related party receivables	10,110	28,271
Other assets	157,690	79,091

Total assets	$6,813,355	$3,585,313

Liabilities and Equity
Liabilities
Match funded liabilities	$5,187,427	$2,690,821
Other borrowings	344,072	—
Dividends payable	10,653	6,706
Income taxes payable	367	46
Deferred tax liabilities	1,019	—
Related party payables	32,607	2,874
Other liabilities	12,127	4,233

Total liabilities	5,588,272	2,704,680

Equity
Equity – Ordinary shares, $.01 par value; 200,000,000 shares authorized; 71,016,771 and 55,884,718 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	710	559
Additional paid-in capital	1,210,042	876,657
Retained earnings	12,665	4,493
Accumulated other comprehensive income (loss), net of tax	1,666	(1,076)

Total equity	1,225,083	880,633

Total liabilities and equity	$6,813,355	$3,585,313